Keystone Investments, Inc.



                          Deferred Profit Sharing Plan

                                       for

                                 Key Executives


                                  Plan Document


                                    May 1996




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                          Deferred Profit Sharing Plan

I. Purpose

        The purpose of the Keystone Investments, Inc. Deferred Profit Sharing Plan for Senior Executives (" the plan ") is to:

        [bullet] Provide an important building block, in a total compensation package, that will enhance the company's ability to attract, motivate and retain highly qualified professional talent in a highly competitive industry.

        [bullet] More closely align total compensation opportunities with the competitive market place.

        [bullet] Induce plan participants to maintain long term employment relationships with Keystone.

        [bullet] Give clear emphasis to the pursuit and achievement of the company's short and long term financial goals and objectives.

II. Type of Plan

        The Deferred Profit Sharing Plan is a "non qualified" plan, and as such is governed by the applicable provisions of the Internal Revenue Code of 1986, as amended. Among other things this requires that all deferred amounts are:

        [bullet] Held in the company's name until actually paid out.

        [bullet] Subject to the demands of all general creditors of the company, and therefore not the exclusive property of the plan participants.

III. Plan Administration

        The Chief Executive Officer of Keystone Investments, Inc. is the named Plan Administrator. It shall be his responsibility to determine:

        [bullet] Plan participants

        [bullet] Performance goals

        [bullet] Measurement criteria

        [bullet] Share Allocation

        [bullet] Amount and timing of awards

        At his discretion, he shall seek the review and concurrence of the Board of Directors, on any matter relating to Plan Administration.


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Deferred Profit Sharing Plan
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IV. Eligibility

        Subject to the approval of the Plan Administrator, Plan Participants shall include:

        [bullet] Members of the Executive Committee

        [bullet] Investment Group Heads

        [bullet] Other Key Contributors

V. Funding

        The Plan will be funded by a profit sharing pool, as follows:

        [bullet] 3.5% of Earnings from Operations for Par Performance (when operating profit meets the target set forth in the annual budgeted P & L)

        [bullet] The pool will be increased by 1/4 of 1% for each 1% by which Earnings from Operations exceed Target

                 - Contributions to the pool will max out at 6% of Earnings from Operations when earnings reach 110% of Target

                 - Further contributions to the pool will continue at the 6% level as earnings exceed the 110% level

        [bullet] The pool will be decreased by 1/4 of 1% for each 1% by which Earnings from Operations fail to reach Target

                 - Contributions to the pool will diminish to 1% of Earnings from Operations when earnings reach only 90% of Target (the Threshold Level)

                 - No contributions will be made to the pool for performance below the Threshold Level




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Deferred Profit Sharing Plan
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VI. Distribution of Shares and Payouts

        The pool will be distributed among the participants on the basis of shares held by each participant.

        [bullet] The total number of shares outstanding will be divided into the profit sharing pool to determine the per share value.

        [bullet] A total of 6000 shares will be available for distribution each year.

        [bullet] The Plan Administrator will make annual determinations concerning the allocation of shares among participants. Such allocations:

                 -    Will be made in advance of each Performance Year

                 -    Need not be consistent on a year to year basis

        The Plan Administrator may, at his discretion, withhold up to 20% of available shares to provide after the fact rewards for exceptional performance by specific plan participants.

        Distributions will be deferred and paid out as detailed in paragraph
        VII. below.

VII. Vesting

        Each year's award will be recorded on a separate bookkeeping account for each participant. Payments from the account will be deferred, and "cliff vested" as follows:

        [bullet] On the 3rd anniversary of the conclusion of each plan year, 60% of that plan year's account balance will be cashed out. The remaining 40% will be cashed out on the 5th anniversary.

        [bullet] All awards must be cashed out when vested

        Participants who leave the company prior to completion of the normal vesting periods may cash out as follows:

        [bullet] Participants who retire, go on permanent disability or are terminated involuntarily may cash out all earned amounts in their accounts at the time of termination, whether fully vested or not

        [bullet] Participants who voluntarily resign from the company will forfeit all amounts in their accounts which have not vested


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Deferred Profit Sharing Plan
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VIII.  Investment Selections

        [bullet] Each Plan Participant's account will be deemed invested in one or more Keystone mutual funds selected by the Plan Administrator, from time to time. The Plan Administrator will select and offer a minimum of three Keystone Funds.

        [bullet] At the time the award is made, Plan Participants will designate the manner in which their accounts will be deemed invested, including the percentage to be allocated to each selected fund. Any combination or use of one or all of the funds will be permissible.

        [bullet] At least once each year, at a time or times so designated by the Plan Administrator, Plan Participants may reallocate their account balances among and between the selected funds.

        [bullet] The Plan Participants account balances will be adjusted from time to time to reflect the investment performance of the funds in which their accounts are deemed invested, including deemed investment gains as well as deemed investment losses. In the event the company elects to make investments in the funds to mirror the Plan Participants investment selections, any income or capital gains taxes incurred by the company as a result of such investment shall be charged to the Plan Participants' accounts.

IX. Change of Control

        In the event of a change in control of the company before any deferred compensation is fully paid out, the company may prefer to accelerate payment to the participants in a lump sum.

        [bullet] Such accelerated payments will be made only up to the level permitted by Section 280 G of the Internal Revenue Code, with the balance being paid out only if approved by the company shareholders.

        [bullet] If shareholder approval cannot be obtained, then the deferred compensation will be paid out in normal course (i.e. no acceleration).

X. Plan Termination

        The company reserves the right to terminate or amend this plan, at any time, with or without prior notification to the Plan Participants. However, all commitments to Plan Participants, up to the time of amendment or termination, will be honored.




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Deferred Profit Sharing Plan
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XI. Deferral Contracts

        All Plan Participants will be required to enter into a signed Deferred Compensation arrangement with the company, stating that they have read, understand and agree to the terms and conditions of the Plan. Plan Participants' interest in the Plan may not be assigned, transferred, pledged on otherwise encumbered or disposed of.

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                           Keystone Investments, Inc.

                          Deferred Profit Sharing Plan

                                       for

                                 Key Executives




This form is to be executed annually by all participants in the Keystone Investments, Inc. Deferred Profit Sharing Plan for Key Executives at a time in advance of the performance year being measured.



I have received, read and understand and agree with the terms and conditions of the Keystone Investments, Inc. Deferred Profit Sharing Plan Document, dated May 1996, as revised in July 1996.

I understand I have been selected to be a Plan Participant for the Performance Year beginning January 1, 19____ and ending December 31, 19_____.

I further understand that my inclusion in the plan in any given year does not automatically guarantee that I will be a participant in any other year.





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